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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the TeleTech Holdings, Inc. Amended and Restated Employee Stock Purchase Plan of our report dated February 12, 2004, with respect to the consolidated financial statements of TeleTech Holdings, Inc. included in its Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Denver, Colorado
March 9, 2004

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS